EXHIBIT 12.01
                       STATEMENT re COMPUTATION OF RATIOS


Page 10: Pro forma ratio of earnings to fixed charges for the year ended December 31, 1998



         Earnings
            Income from continuing operations before taxes          13,824
            Loss from equity investees                               1,857
            Fixed charges                                           37,206
                                                                   -------
                                                                                52,886
         Fixed charges:
            Interest expensed                                       34,491
            Interest capitalized                                        --
            Amortized premiums, discounts, capital expenses
                  related to indebtedness                            1,921
            Estimated interest within rental expense                   794
                                                                   -------
                                                                                37,206
                                                                                ------

                                                                                   1.4x




Page 10: Pro forma ratio of earnings to fixed charges for the nine months ended September 30, 1999

         Earnings:
            Pre-tax income from continuing operations                6,664
            Loss from equity investees                                 100
            Fixed charges                                           26,121
                                                                   -------
                                                                                32,885
         Fixed charges:
            Interest expensed                                       23,492
            Interest capitalized                                        --
            Amortized premiums, discounts, capital expenses
              related to indebtedness                                1,722
            Estimated interest within rental expense                   907
                                                                   -------
                                                                                26,121
                                                                               -------

                                                                                   1.3x



Page 10: Pro forma EBITDA to interest expense for the year ended December 31, 1998

         EBITDA:
            Pre-tax income from continuing operations               13,824
            Loss from equity investees                               1,857
            Interest expense                                        34,491
            Depreciation and amortization                           23,668
                                                                   -------
                                                                                73,840

         Interest expense                                                       34,491
                                                                                -------
                                                                                   2.1x




                 STATEMENT RE COMPUTATION OF RATIOS--(CONTINUED)


Page 10: Pro forma EBITDA to interest expense for the nine months ended September 30, 1999

         EBITDA:
            Pre-tax income from continuing operations                            6,664
            Loss from equity investees                                             100
            Interest expense                                                    23,492
            Depreciation and amortization                                       16,974
                                                                               -------
                                                                                            47,230

         Interest expense                                                                   23,492
                                                                                            ------

                                                                                               2.0x



Page 10: Pro forma net debt to EBITDA for the year ended December 31, 1998

         Net debt:
            Pro forma Senior Secured Credit Facility                            90,655
            Pro forma other long-term debt, including current portion            7,302
            First Mortgage Notes                                               200,000
         Less cash and cash equivalents                                            (82)
                                                                               -------
                                                                                           297,875

         EBITDA, as above                                                                   73,840
                                                                                           -------

                                                                                               4.0x



Page 10: Pro forma net debt to EBITDA for the nine months ended September 30, 1999

         Net debt:
            Pro forma Senior Secured Credit Facility                            57,760
            Pro forma other long-term debt, including current portion            7,241
            First Mortgage Notes                                               200,000
         Less cash and cash equivalents                                           (511)
                                                                               -------
                                                                                           264,490

         EBITDA, as above                                                                   47,230
                                                                                           -------

                                                                                               5.6x



Page 25: Ratio of earnings to fixed charges for Royster-Clark, Inc. for the six months ended September 30, 1999

         Earnings:
            Income from continuing operations before taxes                      25,094
            Fixed charges                                                       17,106
                                                                               -------
                                                                                            42,200

         Fixed Charges:
            Interest expensed                                                   15,385
            Interest capitalized                                                    --
            Amortized premiums, discounts, capital expenses
               related to indebtedness                                           1,262
            Estimated interest within rental expense                               459
                                                                                ------
                                                                                            17,106
                                                                                           -------
                                                                                               2.5x


Page 26:  Ratio of earnings (loss) to fixed charges for Royster-Clark, Inc.


                                                                                 Three Months
                                             Year Ending December 31,          Ending March 31
                                   -----------------------------------------   ---------------
                                    1994     1995     1996     1997     1998     1998    1999
                                   -----    -----    -----    -----    -----    -----    -----
Earnings

  Income from continuing
    operations before taxes          386    4,265    6,440    7,110    3,054      843      617
  Income (loss) from equity
    investees                        --       --       --       --       --       --       --
Fixed charges                      5,179    5,916    5,596    5,330    6,509    1,408    1,921
                                   -----    -----    -----    -----    -----    -----    -----

                                   5,565   10,181   12,036   12,440    9,563    2,251    2,538
                                   -----    -----    -----    -----    -----    -----    -----
  Interest expensed                4,370    5,306    5,004    4,672    5,489    1,219    1,607

  Interest capitalized              --       --       --       --       --       --       --

Amortized premiums,
    discounts, capital expenses
    related to indebtedness          230       62       61       62      226        8       16

  Estimated interest within
    rental expense                   579      548      531      596      794      181      298
                                   -----    -----    -----    -----    -----    -----    -----

                                   5,179    5,916    5,596    5,330    6,509    1,408    1,921
                                   -----    -----    -----    -----    -----    -----    -----

                                    1.07x    1.72x    2.15x    2.33x    1.47x    1.60x    1.32x
                                   =====   ======   ======   ======    =====    =====    =====

Page 27: Ratio of earnings (loss) to fixed charges for IMC Agribusiness

                                                                                 Three Months
                                             Year Ending December 31,          Ending March 31
                                   -----------------------------------------   ---------------
                                    1994     1995     1996     1997     1998     1998    1999
                                   -----    -----    -----    -----    -----    -----    -----
Earnings

  Income (loss) from continuing
    operations before taxes       20,772   40,600   23,700   31,001    9,408  (10,142) (18,100)

  Income (loss) from equity
    investees                      1,200      500      200      661   (1,897)     295     (100)

  Fixed charges                    9,269   14,099   15,343   16,117   16,467    3,650    3,837
                                  ------   ------   ------   ------   ------   ------  -------

                                  31,241   55,199   39,243   47,779   23,978   (6,197) (14,363)
                                  ------   ------   ------   ------   ------   ------  -------

  Interest expensed                7,331   11,900   13,100   13,327   13,245    2,917    3,134

  Interest capitalized               --       --       --       --       --       --       --

  Amortized premiums,
    discounts, capital expenses
    related to indebtedness          --       --       --       --       --       --       --

  Estimated interest within
    rental expense                 1,938    2,199    2,243    2,790    3,222      733      703
                                  ------   ------   ------   ------   ------   ------  -------

                                   9,269   14,099   15,343   16,117   16,467    3,650    3,837
                                  ------   ------   ------   ------   ------   ------  -------

                                    3.37x    3.92x    2.56x    2.96x    1.46x   (1.70)x  (3.74)x
                                  ======   ======   ======   ======   ======   ======  =======